UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Stock Market LLC
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Vice President—Clinical Development and Regulatory Affairs

On February 19, 2021 Cyclacel Pharmaceuticals, Inc. (the “Company”) and Judy Chiao, MD entered into a retirement agreement (the “Retirement Agreement”), effective on the eighth day following the date of the Retirement Agreement. Pursuant to the Retirement Agreement, Dr. Chiao’s employment with the Company shall terminate as of March 5, 2021 (the “Separation Date”). The Retirement Agreement contains the entire agreement of the parties and supersedes all prior agreements between the parties related to Dr. Chiao’s employment with the Company.

In consideration for Dr. Chiao's comprehensive release of claims against the Company, Dr. Chiao will be entitled to receive a payment of $100,000. Specifically, Dr. Chiao has agreed, among other things, to (i) complete certain tasks prior to the Separation Date, (ii) return to the Company all Company files and documents, (iii) refrain from making any statements that are disparaging or adverse to the interests of the Company, and (iv) refrain from competing with the Company for a period of twelve (12) months following the Separation Date.

Pursuant to the terms of the Company’s 2006 Equity Incentive Plan, Dr. Chiao’s vested options must be exercised within thirty (30) days of the Separation Date and pursuant to the 2015 Equity Incentive Plan and the 2018 Equity Incentive Plan, Dr. Chiao’s vested options must be exercised within three (3) months of the Separation Date. Notwithstanding the foregoing, under the Retirement Agreement the Company will extend the exercise period for all of Dr. Chiao’s vested options under the above plans until March 5, 2023 (the “Exercise Date”). Further, under the Retirement Agreement, the Company has decided to treat all of Dr. Chiao’s unvested options as vested options which may be exercised prior to the Exercise Date.

The foregoing description of the terms and conditions of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retirement Agreement, the form of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Retirement Agreement, by and between Cyclacel Pharmaceuticals, Inc. and Judy H. Chiao, MD#

(#)	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

Date: February 23, 2021	By:	/s/ Paul McBarron
	Name:	Paul McBarron
	Title:	Executive Vice President—Finance, Chief Financial Officer and Chief Operating Officer